AMENDMENT NO. 1 TO
SUBADVISORY AGREEMENT

AMENDMENT NO. 1, dated as of September 25, 2006, to the Subadvisory Agreement ("Amendment No. l"), by and among FIRST INVESTORS MANAGEMENT COMPANY, INC., a New York corporation (the "Adviser"), WELLINGTON MANAGEMENT COMPANY LLP (previously known as WELLINGTON MANAGEMENT COMPANY), a Massachusetts limited liability partnership (the "Subadviser"), FIRST INVESTORS EQUITY FUNDS and FIRST INVESTORS LIFE SERIES FUNDS (collectively, the "Trusts"), each a Delaware business trust.

Effective as of October 1, 2006, the Adviser, the Subadviser and the Trusts agree to modify and amend the Subadvisory Agreement (the "Agreement") dated as of January 27, 2006, in order to reflect the revised compensation to be paid to Subadviser with respect to the assets of First Investors All-Cap Growth Fund, as follows:

1. Schedule A. Schedule A to the Agreement, setting forth the Series of the Trusts for which the Subadviser is appointed as the investment subadviser and the fees payable to the Subadviser with respect to each Series, is hereby deleted and replaced by the attached Schedule A.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

FIRST INVESTORS MANAGEMENT
COMPANY, INC.

By: /S/ KATHRYN S. HEAD
Kathryn S. Head
President


WELLINGTON MANAGEMENT
COMPANY, LLP

By: /S/ JONATHAN M. PAYSON
Jonathan M. Payson
Director of Corporate Operations


FIRST INVESTORS EQUITY FUNDS
FIRST INVESTORS LIFE SERIES FUNDS

By: /S/ KATHRYN S. HEAD
Kathryn S. Head
President


	FIRST INVESTORS EQUITY FUNDS
	FIRST INVESTORS LIFE SERIES FUNDS

	SUBADVISORY AGREEMENT

	SCHEDULE A

	DATED September 25,2006

Pursuant to Paragraph l(a) and Paragraph 4 of the Agreement made as of January 27, 2006, Subadviser shall serve as investment subadviser to the following Series of the Trusts, and the compensation paid to Subadviser with respect to assets of each such Series allocated to Subadviser's investment discretion shall be calculated in accordance with the following schedules:

	First Investors Equitv Funds:
 	All-Cap Growth Fund
 						Advisory Fee as % of
 Average Daily Net Assets 			Average Daily Net Assets

 Up to $50 million 					0.450%
 Over $50 million 					0.400%


	Global Fund
						Advisory Fee as % of
 Average Daily Net Assets 			Average Daily Net Assets

 Up to $50 million 					0.400%
 In excess of $50 million and up to $150
  million 						0.275%
 In excess of $1 50 million and up to $500
  million 						0.225%
 Over $500 million 					0.200%


First Investors Equity Funds and First Investors Life Series Funds:

Focused Equity Fund
Life Series Focused Equity Fund

						Advisory Fee as % of
 Average Daily Net Assets 			Average Daily Net Assets

 The first $50 million					0.400%
 In excess of $50 million and up to $150
  million 						0.275%
 In excess of $150 million and up to $500
  million 						0.250%
 Over $500 million 					0.225%


First Investors Life Series Funds:

Life Series Growth Fund

						Advisory Fee as % of
 Average Daily Net Assets 			Average Daily Net Assets

 The first $50 million 					0.400%
 In excess of $50 million and up to $150
  million 						0.275%
 In excess of $150 million and up to $500
  million 						0.225%
 Over $500 million 					0.200%